UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C. 20549

                    FORM 8-K
                 CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the
          Securities Exchange Act of 1934

          Date of report:   November 3, 1997

           COMMISSION FILE NUMBER 1-9460
          LAWRENCE INSURANCE GROUP, INC.

    Delaware                        13-3370656
 (State of incorporation)    (I.R.S. Employer ID No.)

          430 State Street, Schenectady,  New York 12309
       (Address of principal executive offices)

    Registrant's telephone number: (518)-372-0588

Item 3. Bankruptcy or receivership

On October 22, 1997, an Order was entered in the District Court of
Travis County, Texas, 126 Judicial District, Honorable Margaret A. Cooper, presiding, establishing a Permanent Injunction against United Republic Insurance Company (URIC) its affiliates and those acting in concert with it or on its behalf, and appointing the Commissioner of Insurance of the Texas Department of Insurance as Permanent Receiver. The Permanent Receiver is vested by operation of law with title to all property and assets of URIC including but not limited to all stock of its wholly owned subsidiaries, Global Insurance Company, Senate Insurance Company, Senate National Insurance
Company and URRC Management Corporation. URIC and its subsidiaries are the operating companies of the registrant.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

                         LAWRENCE INSURANCE GROUP, INC.
                         By:/s/ Albert F. Kilts
                            -------------------
                            Albert F. Kilts, President

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